Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-280926 on Form S-3 and Registration Statements No. 333-280220 on Form S-8 of our reports dated February 20, 2025, relating to the financial statements of Resideo Technologies, Inc. and the effectiveness of Resideo Technologies, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 20, 2025